SUBLEASE

This Sublease is entered into as of this 20th day of May, 2019, by and between **CTI-Clinical Trial Services, Inc.** ("Sublandlord"), and **INmuneBio Inc.** ("Subtenant").

WITNESETH

WHEREAS, the following facts are true:

A. By Lease Agreement dated April 5, 2019 ("Master Lease"), Sublandlord leased approximately 2,029 square feet of space located at La Jolla Financial Building, Suite # 525, 1200 Prospect Street, La Jolla, California ("Leased Premises") from **La Jolla Financial Building, LLC** ("Landlord"). A copy of the Master Lease is attached hereto as Exhibit A.

B. Sublandlord and Subtenant now desire to enter into this sublease ("Sublease") whereby Subtenant will lease approximately half of the Leased Premises' rentable space ("Subleased Premises"), from Sublandlord, upon and subject to the terms, covenants and conditions herein contained. The specific division of space between Sublandlord and Subtenant to be reasonably determined among the parties from time to time.

NOW, THEREFORE, in consideration of the premises, the mutual covenants and terms contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Sublease of Leased Premises. Sublandlord hereby subleases to Subtenant, and Subtenant hereby takes from Sublandlord the Subleased Premises and, except as specifically addressed herein, agrees to be bound by all rights and obligations of Sublandlord as Tenant under the Master Lease and acknowledges that all provisions of the Master Lease remain in full force and effect.

2. Term. The initial term of this Sublease is Sixty-one (61) months ("Sublease Term") commencing upon substantial completion of the Tenant Improvements specified in the Master Lease ("Commencement Date"), estimated to be June 1, 2019. In the event Sublandlord exercises its Option to Renew as set forth in Article 41 of the Master Lease and provided Subtenant is not in breach of this Sublease, Subtenant shall have the option, but not the obligation, to renew this Sublease at one-half the Monthly Base Rent and one-half of all other charges charged to Sublandlord.

3. Rent. Subtenant shall pay to Sublandlord as rent for the Subleased Premises the following monthly base rent ("Subtenant's Monthly Base Rent") in the amounts set forth below:

Months	Monthly Base Rent
1-12 months	$4,108.75
13-24 months	$4,232.00
25-36 months	$4,358.95

37-48 months	$4,489.72
49-60 months	$4,624.41
61 month	$4,763.14

In addition to the Subtenant's Monthly Base Rent, Subtenant will pay to Sublandlord one half of all other charges charged to Sublandlord under the Master Lease, within thirty (30) days of Sublandlord's invoice to Subtenant therefor ("Subtenant's Additional Rent"). If Sublandlord has not received Subtenant's Monthly Base Rent on or before the 5th day of each month, or timely payment of Subtenant's Additional Rent, Subtenant agrees to pay, as a penalty, an amount equal to 10% of such unpaid amount for each occurrence.

In the event Sublandlord files a petition for bankruptcy, insolvency or for reorganization and upon Landlord providing written notice to Subtenant, Subtenant hereby agrees to pay Subtenant's Monthly Base Rent and Subtenant's Additional Rent directly to Landlord and Subtenant shall not in any way be liable to Landlord for any of Subtenant's Monthly Base Rent and Subtenant's Additional Rent paid directly to Sublandlord which was not paid by Sublandlord to Landlord prior to Subtenant being notified of its requirement to pay Landlord pursuant to this paragraph.

4. Liability of Sublandlord. Sublandlord hereby acknowledges that this Sublease does not relieve it from its liability for the payment of rent and the performance and observance of all of the terms, conditions, covenants and obligations under the Master Lease. Sublandlord further acknowledges that this Sublease shall not be construed to modify, waive, impair, or affect any of the terms, provisions or conditions of the Master Lease.

Notwithstanding anything herein to the contrary, the Subtenant shall not be jointly or severally liable with Sublandlord for any breach of the Master Lease by Sublandlord and in the event of a breach of the Master Lease by Sublandlord, Landlord shall seek any remedy it may have under the Master Lease or at law solely against the Sublandlord, except for the removal of Subtenant from the Leased Premises.

5. Incorporation of Terms of Master Lease.

(a) Subtenant acknowledges and agrees that all of the terms, conditions and covenants set forth in the Master Lease, except for those specific provisions set forth and addressed herein, shall be incorporated into and made a part of this Sublease, and Subtenant shall be and hereby agrees to be subject to and bound by and to comply with all of such terms, conditions and covenants with respect to the Leased Premises and to satisfy all applicable terms and conditions of the Master Lease for the benefit of both Sublandlord and Landlord. The provisions of this Sublease shall be interpreted wherever possible so as to be consistent with the provisions of the Master Lease; in the event, however, of an irreconcilable inconsistency, the provisions of this Sublease shall control. Wherever in the Master Lease the word "Tenant" appears, for the purposes of this Sublease, the word "Subtenant" shall be substituted, and references to the "Landlord" shall be deemed to include the "Sublandlord."

(b) Upon the breach by Subtenant of any of the terms, conditions or covenants of the Master Lease or upon the failure of the Subtenant to pay rent or to comply with any of the provisions of this Sublease, Sublandlord may exercise any and all rights and remedies granted to Landlord by the Master Lease. Whenever the provisions of the Master Lease require the written consent of the Landlord, such provisions shall be construed to require the written consent of both the Landlord and the Sublandlord. Subtenant hereby acknowledges that it has read and is familiar with the terms of the Master Lease and agrees that this Sublease is subordinate and subject to the Master Lease and that any termination thereof shall likewise terminate this Sublease.

6. Brokerage. Subtenant warrants that it has had no dealings with any broker or agent in connection with the negotiation or execution of this Sublease and agrees to indemnify Sublandlord and Landlord against all costs, expenses, attorneys' fees or other liability for commissions or other compensation or charges asserted by any broker or agent claiming by, through or under Subtenant.

7. Right of First Refusal.

Sublandlord has the right to reclaim Subtenant's portion of the Leased Premises at any time with (180) days' prior written notice.

SIGNATURE PAGE TO FOLLOW

IN WITNESS WHEREOF, the parties hereto have executed this Sublease as of the date and year first above written.

"Sublandlord"

CTI-Clinical Trial Services, Inc.

An Ohio corporation

DocuSigned by:

By: Timothy J. Schroeder

5B37C733FB3B45D

Printed: Timothy J. Schroeder

Title: CEO

"Subtenant"

INmuneBio Inc.

a(n) Nevada Corporation

By: [signature]

Printed: David Moss

Title: CFO

5-20-19

Exhibit A

OFFICE BUILDING LEASE

BETWEEN

LA JOLLA FINANCIAL BUILDING, LLC
A California Limited Liability Company

LANDLORD

AND

CTI Clinical Trial Services, Inc.
An Ohio Corporation

TENANT

TABLE OF CONTENTS

TABLE OF EXHIBITS

EXHIBIT	ITEM
A	Premises
B	Rules and Regulations
C	Tenant Improvements

LEASE

THIS LEASE is made and entered into as of April 5, 2019, between **La Jolla Financial Building, LLC**, a California Limited Liability Company, hereinafter referred to as "Landlord," and, **CTI Clinical Trial Services, Inc.**, an Ohio Corporation, hereinafter referred to as "Tenant."

WITNESSETH:

Landlord hereby leases to Tenant and Tenant hereby hires from Landlord, subject to the terms and conditions of this lease, those certain premises herein below described, hereinafter referred to as the "demised premises," located in the **La Jolla Financial Building** together with the right, in common with others, to the use of all common entranceways, lobbies, elevators, ramps, drives, stairs and similar access and service ways and common areas in and adjacent to the building of which said demised premises are a part. The demised premises consist of approximately **2,029 rentable square feet** on the 5th office floor, Suite # 525. The demised premises are located in a building, hereinafter sometimes referred to as the "Building," the address of which is **1200 Prospect Street, La Jolla, California** and a floor plan showing the size and location of the demised premises in the Building is attached hereto, Exhibit "A," and by this reference made a part hereof.

Said letting and hiring is upon and subject to the terms, covenants and conditions herein set forth and Tenant covenants as a material part of the consideration for this Lease to keep and perform each and all of said terms, covenants and conditions by it to be kept and performed and that this Lease is made upon the condition of such performance.

ARTICLE 1.
PURPOSES AND USES

1.01 Tenant shall use and occupy the demised premises solely for **general office use** and for no other purposes without Landlord's prior written consent.

1.02 Tenant shall not do or permit anything to be done in or about the demised premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or injure or annoy them or use or allow the demised premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the demised premises. Tenant shall not commit or suffer to be committed any waste in or upon the demised premises.

ARTICLE 2.
TERM AND RENT

2.01 Except as otherwise herein provided, this Lease shall be for a Term of Sixty-one (61) months, commencing upon substantial completion of the Tenant Improvements specified herein, estimated to be July 1, 2019.

2.02 The basic rent for the demised premises during the first year hereof shall be **Ninety eight thousand six hundred nine dollars and 40/100 dollars ($98,609.40)**. Said basic rent shall be payable in advance, in equal monthly installments of **Eight Thousand two hundred seventeen dollars and 45/100 dollars ($8,217.45)** on the first day of each month, except that in the event that the commencement date occurs on a day other than the first day of the month, then the basic rent for the fraction of the month during which the commencement date occurs shall be paid on said commencement date prorated on the basis of the actual number of days in said month. In the event that the Term hereof expires on a day other than the last day of a month, then the basic rent for the fraction of the month during which said expiration occurs shall be prorated on the basis of the actual number of days in said month. Said basic rental shall be paid to Landlord without deduction or offset in lawful money of the United States of America at the office of the Building, or to such other person or at such other place as Landlord may from time to time designate in writing.

2.03 If Lessor has not received the monthly rent payment on or before the 5th day of each month, Lessee agrees to pay, as a penalty, an amount equal to 10% of the monthly rental for each occurrence.

2.04 The commencement date of the Term of this Lease for rent shall be upon substantial completion of the Tenant Improvements specified herein, estimated to be July 1, 2019.

2.05 The demised premises shall be deemed ready for occupancy upon substantial completion of the Tenant Improvements. Substantial completion of the demised premises shall occur when the Tenant Improvements are complete excepting industry standard punch-list items.

2.06 If only Building standard work is to be done in preparing the demised premises for occupancy, Landlord will give Tenant written notice at least fourteen (14) days in advance of the date when Landlord expects the demised premises to be ready for occupancy by Tenant, and the Term of this Lease and the liability of Tenant for the payment of rent hereunder shall commence on the date specified in such notice unless the Tenant shall actually take possession and occupy the demised premises before that date.

ARTICLE 3
SECURITY DEPOSIT

3.01 Tenant agrees upon the execution of this Lease to deposit with Landlord the sum of **Nine thousand five hundred twenty-six dollars and 28/100 dollars ($9,526.28)** as a deposit to secure the faithful performance by Tenant of the covenants, conditions and agreements of this Lease and as a partial consideration for the execution of this Lease by Landlord. Tenant agrees that if Tenant shall fail to pay the rent herein promptly when due, said sum may, at the option of Landlord, be applied to any rent due and unpaid and if Tenant violates any of the other covenants, conditions or agreements of this Lease, the said sum may be applied to any damages suffered by Landlord as a result of Tenant's default. Said deposit shall in no event be applied to rental except at Landlord's option as herein provided. If Tenant shall comply with all terms hereof, within fifteen (15) days after the end of Term, Landlord shall return security deposit to Tenant. Landlord shall have the right to commingle said security deposit with other funds of Landlord.

ARTICLE 4
RENTAL ADJUSTMENTS

4.01 Base rent: The monthly base rent shall be pursuant to the following schedule:

Months	Base	Monthly Base Rent
1-12 months	$4.05 a square foot	$8,217.45 + utilities
13-24 months	$4.17 a square foot	$8,463.97 + utilities
25-36 months	$4.30 a square foot	$8,717.89 + utilities
37-48 months	$4.43 a square foot	$8,979.43 + utilities
49-60 months	$4.56 a square foot	$9,248.81 + utilities
61 month	$4.70 a square foot	$9,526.28 + utilities

ARTICLE 5
DIRECT EXPENSE BASE

(A) For the purpose of this Article 5, the following terms are defined as follows:

i) Tenant's Percentage: That portion of the Building occupied by the Tenant divided by the total square footage of the Building available for occupancy on a rentable basis, which results in the following percentage:**2.49%**

ii) Direct Expenses Base: The amount of the annual Direct Expenses which Landlord has included in Annual Basic Rent, which amount is **determined by base year 2019.** The base year will reflect an occupancy level of at least 90%.

iii) Direct Expenses: The term "Direct Expense" shall include:

(1) All real and personal property taxes and assessments imposed by any governmental authority or agency on the Building and the land on which the Building is located (including a prorata portion of any taxes levied on any common areas): any assessments levied in lieu of taxes; any non-progressive tax on, or measured by, gross rentals received from the rental of space in the Building; and any other costs levied or assessed by, or at the direction of, any federal, state, or local government authority in connection with the use or occupancy of the Premises or the parking facilities serving the Premises, any tax on this transaction or any document to which Tenant is a party creating or transferring an interest in the Premises, and any expenses, including cost of attorneys or experts, reasonably incurred by Landlord in seeking reduction by the taxing authority of the above referenced taxes, less tax refunds obtained as a result of an application for review thereof; but shall not include any net income, franchise, capital stock, estate or inheritance taxes.

(2) Operating costs consisting of costs incurred by Landlord in maintaining and operating the Building, exclusive of costs required to be capitalized for federal income tax purposes, and including (without limiting the generality of the foregoing) the following: cost of utilities, supplies and insurance, cost of services of independent contractors, managers and other suppliers, the fair rental value of the Building office, cost of compensation (including employment taxes and fringe benefits) of all persons who perform regular and recurring duties connected with the management, operation, maintenance, and repair of the Building, its equipment, parking facilities and the common areas, including, without limitation, engineers, janitors, foremen, floor waxers, window washers, watchmen and gardeners, but excluding persons performing services not uniformly available to or performed for substantially all Building Tenants.

(3) Amortization of such capital improvements as Landlord may have installed: (a) for the purpose of reducing operating costs and (b) to comply with governmental rules and regulations promulgated after completion of the Building.

(B) If Tenant's percentage of the Direct Expenses paid or incurred by Landlord for any calendar year or portion thereof exceeds the Direct Expenses Base included in the Tenant's rent, then Tenant shall pay such excess as additional rent. As soon as possible after the beginning of each calendar year, Landlord shall give to Tenant a statement of any additional rent payable by Tenant hereunder for the previous year, which shall be due and payable upon receipt. In addition, for each year after the first calendar year, or portion thereof, Tenant shall pay its' percentage of Landlord's estimate of the amount by which Direct expenses for that year shall exceed the Direct Expenses Base. This estimated amount shall be divided into twelve (12) equal monthly installments. Tenant shall pay to Landlord, concurrently with the regular monthly rent payment next due following the receipt of such statement, an amount equal to one monthly installment multiplied by the number of months from January in the calendar year in which said statement is submitted to the month of such payment, both months inclusive. Subsequent installments shall be payable concurrently with the regular monthly rent payments for the balance of that calendar year and shall continue until the next calendar year's statement is rendered. If, in any calendar year, Tenant's percentage of actual Direct Expenses is less than the estimate for that year, then upon receipt of Landlord's statement, any overpayment made by Tenant on the monthly installment basis shall be credited towards the next monthly rent falling due, and the estimated monthly installments of Tenant's percentage of Direct Expenses shall be adjusted to reflect such lower Direct Expenses for the most recent year. Tenant shall not be responsible for any Direct Expenses during the initial twelve (12) months of the Lease Term.

(C) Even though the Term has expired, and Tenant has vacated the Premises, when the final determination is made of Tenant's percentage of Direct Expenses for the year in which this Lease terminates, Tenant shall immediately pay an increase due over the Estimated Expenses Paid, and conversely, any overpayment made in the event said Expenses decrease shall be rebated by Landlord to Tenant.

~~4.01 As used herein: COST OF LIVING ADJUSTMENT: The total basic rent set forth on page 1 hereof, shall be adjusted annually as of the first month of every consecutive rental year (the adjustment date) according to the following computation: The base for computing the adjustment shall be the index figure for the month in which this lease commenced (the index date), as shown in the Consumer Price Index (CPI) for all items - Los Angeles Riverside based on the period 1967 = 100 as published by the U.S. Department of Labor's Bureau of Labor Statistics.~~

~~The index for the adjustment date shall be computed as a percentage of the base figure. For example, assuming the base figure on the index date is 110 and the index figure on the adjustment date is 121, the percentage to be applied is 121 ÷ 110 = 1.10 = 110%. That percentage shall be applied to the initial minimum monthly net rent for the period beginning on the adjustment date and~~

5

~~continuing until the next adjustment date. Should the percentage ever be less than 100% of any adjustment date, no rental adjustment shall be made at that adjustment date.~~

~~The index for the adjustment date shall be the one reported in the U.S. Department of Labor's most comprehensive official index then in use and most nearly answering the foregoing description of the index used. If it is calculated from a base different from the base period 1984 = 100 used for the base figure used for calculating the adjustment percentage shall first be converted under a formula supplied by the Bureau.~~

~~If the described index shall no longer be published, another generally recognized as authoritative shall be substituted by agreement of the parties. If they are unable to agree within 30 days after demand by either party, the substitute index shall, on application of either party, be selected by the chief officer of the San Francisco regional office of the Bureau of Labor Statistics or its successor.~~

ARTICLE 6
PARKING FACILITIES

6.01 Tenant shall be entitled to (7) unreserved parking spaces. Such parking shall be available upon terms and conditions to be established from time to time by Landlord or Landlord's operator of such parking facilities, but Landlord does not warrant or represent that the parking will continue to be available if Tenant does not rent the same continuously, from the commencement of the Term of this Lease.

ARTICLE 7
PREPARATION OF DEMISED PREMISES FOR OCCUPANCY

(Intentionally left blank)

ARTICLE 8
UTILITIES AND SERVICES

8.01 Landlord shall furnish to the demised premises during usual business hours on generally recognized business days, to be determined by Landlord, on a year-round basis, reasonable air conditioning, heating and ventilation in accordance with the established Rules and Regulations set forth in Exhibit B attached hereto and by this reference made a part hereof, and any reasonable modification and additions thereto from time to time.

In the event Tenant requires additional air conditioning for business machines, meeting rooms or other special purposes, or because of occupancy or electrical loads in excess of the Building standard, any additional air conditioning units, chillers, condensers, compressors, ducts, piping and other equipment will be installed and maintained by Landlord at Tenant's sole cost and expense, and then only if, in Landlord's reasonable judgment, the same will not cause damage or injury to the Building, or create a dangerous or hazardous condition, or entail excessive or unreasonable alterations, repairs or, expense, or interfere with or disturb other tenants, and Landlord may increase the rent by a reasonable amount to compensate it for the cost incurred by it in operating such additional air conditioning equipment.

8.02 Landlord will furnish to Tenant, at Tenant's expense, the electrical energy necessary for general illumination by the Building standard overhead fluorescent lighting fixtures, and the electrical energy necessary for operation of 120 and 208-volt machines, appliances, table and floor lamps, and other electrical equipment. In the event that Tenant (either prior to initial occupancy or at any time thereafter) installs or arranges for the installation of additional electrical fixtures beyond the Building standard, or operates any electrical equipment the aggregate load of which exceed the Building standard, Landlord agrees, upon written request from Tenant, to furnish the necessary additional electrical energy, if the installation of the necessary additional wiring and other equipment therefore will not, in Landlord's reasonable judgment, cause damage or injury to the Building, or create a dangerous or hazardous condition, or entail excessive or unreasonable alterations, repairs, or expense, or interfere with or disturb other tenants, and provided Tenant pays for the cost of installation and provided, further, that Landlord may increase the rent by a reasonable amount to compensate Landlord for the increased cost of the additional electrical energy and for the cost of maintenance of said necessary additional wiring and other equipment. In connection with the furnishing by Landlord of any such additional electrical energy, Landlord shall have the right to install and maintain additional electricity meters at Tenant's expense.

8.03 Landlord shall cause the demised premises and Building to be kept clean in accordance with generally accepted office building maintenance and janitorial procedures on generally recognized business days, as determined by Landlord.

8.04 Landlord, at its expense, will supply Tenant with an adequate quantity of hot and cold water for lavatory facilities. If Tenant requires water for any additional purpose, Tenant shall pay the cost thereof as shown on a meter to be installed and maintained by Landlord at Tenant's expense to measure such consumption. All piping and other equipment and facilities required for use of water outside the Building core will be installed and maintained by Landlord at Tenant's sole cost and expense.

8.05 Landlord reserves the right to stop services on the air conditioning, elevator, plumbing and electrical systems when necessary by reason of accident or emergency or for repairs, alterations, replacements or improvements, or any cause whatsoever beyond the control of Landlord, Landlord shall have no liability because of interruptions to such service, and there shall be no abatement of rent by reason thereof. Landlord agrees, however, to use due diligence to complete all such repairs, alterations, replacements or improvements with reasonable promptness.

~~8.06 If Landlord elects to individually meter utilities for the various suites within the building, the installation charges shall be paid by the Landlord, and thereafter, the square footage rate shall be reduced as follows:~~

~~The pro rata cost of utilities for Suite #___ shall be computed for the last three (3) full calendar months or regular billing month preceding the installation of the utilities meter for Suite #___. The rental rate shall be reduced for the month of meter installation and thereafter during the lease term, and any option period by the pro rata cost figure for the calendar or billing month referred to above. Tenant shall pay all subsequent utility bills, including increases to utility rates thereafter, with no further reduction in the monthly rent.~~

ARTICLE 9
HOLDING OVER

9.01 If tenant holds over after the expiration or earlier termination of the term hereof without the express written consent of Landlord, Tenant shall become a Tenant at sufferance only, at a rental rate equal to one hundred fifty percent (150%) of the rent in effect upon the date of such expiration (subject to adjustment as provided in Paragraph 4 hereof and prorated on a daily basis), and otherwise subject to the terms, covenants and conditions herein specified, so far as applicable. Acceptance by Landlord of rent after such expiration or earlier termination shall not result in a renewal of this Lease. The foregoing provisions of this Article 9 are in addition to and do not affect Landlord's right of re-entry or any rights of Landlord hereunder or as otherwise provided by law. If Tenant fails to surrender the Premises upon the expiration of this Lease despite demand to do so by Landlord, Tenant shall indemnify and hold Landlord harmless from all loss or liability, including without limitation, any claim made by any succeeding tenant founded on or resulting from such failure to surrender and any attorneys' fees and costs.

9.02 Landlord reserves and shall at any and all times have the right to enter the Premises to inspect the same, to supply janitor service and any other service to be provided by Landlord to Tenant hereunder, to show the Premises to prospective purchasers or tenants, to post of any eviction of Tenant and without abatement of rent. Landlord may, in order to carry out such purposes, erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed, provided that the business of Tenant shall be interfered with as little as is reasonably practicable. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss in, upon and about the Premises. Landlord shall at all times have and retain a key with which to unlock all doors in the Premises, excluding Tenant's vault and safes. Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency in order to obtain entry to the Premises. Any entry to the Premises obtained by Landlord by any of said means, or otherwise, shall not be construed or deemed to be a forcible or unlawful entry into the Premises, or an eviction of Tenant from the Premises or any portion thereof, and any damages caused on account thereof shall be paid by Tenant. It is understood and agreed that no provision of this Lease shall be construed as obligating Landlord to perform any repairs, alterations or decorations except as otherwise expressly agreed herein by Landlord.

ARTICLE 10
ALTERATIONS AND INSTALLATIONS

10.01 Tenant shall make no alterations, installations, removals, additions or improvements in or to the demised premises without Landlord's prior written consent. Such work shall be done only by contractors or mechanics approved in writing by Landlord, at Tenant's sole expense, and at such times and in such manner as Landlord's may approve in writing. Tenant agrees to give Landlord not less than twenty (20) days prior written notice of the commencement of any such work and shall afford Landlord the opportunity and right to pose appropriate notices of non responsibility with respect to such work.

10.02 All articles of personal property, and all business and trade fixtures, machinery and equipment, cabinet work, furniture and movable partitions owned or installed by Tenant at its expense in the demised premises shall be and remain the property of Tenant and, subject to the provisions of paragraph 9.01, may be removed by Tenant at any time, provided that Tenant, at its expense, shall repair any damage to the Building caused by such removal or by the original installation. All other additions, alterations or improvements to or of the demised premises shall at once become a part of the realty and belong to Landlord. Landlord may elect to require Tenant to remove all or any part of the fore described property at the expiration or sooner termination of this Lease, in which event such removal shall be done at Tenant's expense, and Tenant shall at its expense, repair any damage to the Building caused by such removal. If Tenant does not remove its property, as aforesaid, such property shall, if Landlord so elects in writing, become Landlord's property.

10.03 If Tenant shall make any alterations, installations, removals, additions or improvements, then Landlord may elect to require Tenant at the expiration or sooner termination of this Lease to restore, at no cost to Landlord, the demised premises to substantially the same condition as existed at the commencement of the Term hereof.

10.04 Any mechanic's lien filed against the demised premises or the Building or the land upon which the Building is located for work done for or materials furnished to or contracted for by Tenant shall be discharged by Tenant within ten (10) days thereafter at Tenant's expense. If Tenant fails to discharge any such lien, Landlord may do so at Tenant's expense and the amount expended by Landlord in so doing, together with all expenses, including attorney's fees, incurred by Landlord in connection therewith, shall be collectible as additional rent and shall be paid by Tenant within fifteen (15) days after rendition of a bill therefore.

ARTICLE 11
MAINTENANCE AND REPAIRS

11.01 Tenant accepts the demised premises as being in good, sanitary order condition and repair. Tenant shall use the demised premises and the fixtures and appurtenances therein with care and shall, at no cost to Landlord, make such repairs, restorations and replacements resulting from the negligence or improper conduct of Tenant, its agents, employees or invitees. All damage or injury to the demised premises, or to the Building, or to their respective fixtures, appurtenances and equipment caused by or resulting from Tenant's use or occupation thereof or caused by or resulting from the negligence or improper conduct of Tenant, its agents, employees or invitees, shall be repaired, restored or replaced promptly by Tenant, at no cost to Landlord, to the reasonable satisfaction of Landlord. All the aforesaid repairs, restorations and replacements shall be in quality and class equal to the original work or installations. If Tenant fails to make such repairs, restorations or replacements within a reasonable time after Landlord notifies Tenant in writing to make them, the same may be made by Landlord at the expense of Tenant and such expense shall be collectible as additional rent and shall be paid by Tenant within fifteen (15) days after rendition of a bill therefore.

11.02 It is specifically understood and agreed that Landlord has no obligation and has made no promises to alter, remodel, improve, repair or decorate the demised premises or any part thereof, other than to make repairs resulting from damage caused by the negligence, if any, of Landlord or its agents or employees; and that no representations respecting the condition of the demised premises or the Building have been made by Landlord to Tenant except as specifically set forth herein. Tenant hereby waives any and all rights to make repairs at the expense of Landlord as provided by any law, statute or ordinance now or hereafter in effect, including but not limited to Sections 1941 and 1942 of the Civil Code of California.

11.03 Tenant shall not place a load upon any floor of the demised premises that exceeds the lesser of the floor load per square foot which such floor was designed to carry or the maximum floor load per square foot allowed by law. Business machines and mechanical equipment shall be placed and maintained by Tenant, at Tenant's expense, in settings sufficient, in Landlord's reasonable judgment, to absorb and prevent vibration, noise and annoyance.

11.04 There shall be no allowance to Tenant for any diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from the making by Landlord, Tenant or others of any repairs in or to the Building or the demised premises, or in or to the fixtures, appurtenances or equipment thereof.

ARTICLE 12
ACCESS TO DEMISED PREMISES

12.01 Tenant shall permit Landlord to erect, build, use and maintain unexposed pipes, ducts and conduits in and through the demised premises. Landlord and Landlord's agents shall have the right from time to time to enter the demised premises at reasonable times to examine the same and to make such repairs, alterations, improvements or additions in the demised premises as Landlord may from time to time deem necessary or desirable, or as Landlord may be required to make by law, or in order to repair, maintain, alter, or improve the Building; and Landlord shall be allowed to carry out the same and take all men and material into the demised premises that may be required therefore without the same constituting an eviction of Tenant in whole or in part; and the rent reserved shall in no wise abate by reason of interruption of business of Tenant while such repairs, alterations, improvements or additions are being made. Landlord will exercise reasonable diligence so as to minimize the disturbance or interruption of Tenant's operations. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the demised premises, and any other loss occasioned thereby.

12.02 During six (6) months prior to the expiration of the Term hereof, or any renewal Term, Landlord may exhibit the demised premises to prospective tenants. If at any time during the last month of the Term hereof or any renewal Term, Tenant shall have removed all the Tenant's property there from. Landlord may immediately enter and alter, renovate and decorate the demised premises, without elimination or abatement of rent and without incurring liability to Tenant, and such acts shall have no effect upon this Lease. If Tenant shall not be personally present to open and permit an entry into the demised premises at any time when, for any reason, an entry therein shall be necessary or authorized hereunder, Landlord or Landlord's agents may enter into and upon the demised premises by use of a master key, without rendering Landlord or such agents liable therefore and without in any manner affecting the obligations and covenants of this Lease.

12.03 Landlord shall at all times have and retain a master key with which to unlock all of the doors in, upon and about the demised premises, excluding Tenant's vaults and safes, and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in any emergency in order to obtain entry to the demised premises, and any entry to the demised premises obtained by any of said means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the demised premises, or an eviction of Tenant from the demised premises or any portion thereof.

ARTICLE 13
RELOCATION

13.01 If the demised premises contain less than one thousand five hundred (1,500) square feet, Landlord reserves and is hereby granted the right, upon not less than thirty (30) days' written notice to Tenant, to relocate Tenant and to substitute as the demised premises hereunder other premises within the Building for the demised premises originally leased hereunder for all uses and purposes as though originally leased to Tenant at the time of the execution hereof; provided, however, that the substituted premises shall contain an area not less than the square footage contained in the originally leased demised premises, all without any increase in the rent hereunder. Landlord agrees to pay the expenses reasonably incurred by Tenant incidental to such substitution of premises, including but not limited to moving expenses, door lettering and expenses in connection with change of telephone and stationery. Landlord agrees to furnish the substitute premises with decoration and improvements similar to those in the originally leased demised premises.

ARTICLE 14
RULES AND REGULATIONS

14.01 Tenant and its employees, agents or invitees shall observe faithfully and comply strictly with the Rules and Regulations set forth in Exhibit "B" attached hereto and made part hereof, entitled "Rules and Regulations," and such other further reasonable rules and regulations as Landlord or Landlord's agents may from time to time adopt. Written notice of any additional rules or regulations shall be given to Tenant. Nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations or the terms, covenants, or conditions in any other agreement, lease or sublease, against any other tenant of the Building, and Landlord shall not be liable to Tenant for violation of the same by any other tenant, or its employees, agents or invitees.

ARTICLE 15
QUIET ENJOYMENT

15.01 Landlord covenants and agrees with Tenant that conditioned upon Tenant's prompt payment of the rent and the observance and performance of all the terms, covenants and conditions hereof on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the demised premises in accordance with the provisions of this Lease.

ARTICLE 16
ASSIGNMENT AND SUBLETTING

16.01 Tenant shall not assign, transfer, mortgage, pledge, hypothecate or encumber this Lease, or any interest therein, and shall not sublet the demised premises or any part thereof, or any right or privilege appurtenant thereto, or suffer any other person (the agents and servants of Tenant excepted) to occupy or use the demised premises, or any portion thereof, without the written consent of Landlord first had and obtained, which consent shall not be unreasonably withheld. Any consent given by Landlord to any such assignment, transfer, encumbrance, sublease or occupation or use by any other person shall not relieve Tenant from the above requirements for obtaining the written consent of Landlord to any such subsequent assignment, transfer, encumbrance, sublease or occupation or use by

any other person. Any such assignment, transfer, encumbrance, sublease or occupation or use by any other person without such consent shall be void, and shall, at the option of Landlord, constitute a default. This Lease shall not, nor shall any interest therein be assignable as to the interest of Tenant by operation of law without the written consent of Landlord.

16.02 If Tenant at any time desires to assign this Lease or to sublet the demised premises or any part thereof, it shall first notify Landlord in writing of its desire to do so, and offer Landlord the right to recapture, at the per square foot rental for the space then applicable pursuant to this Lease or the rental which Tenant proposes to obtain, whichever is lower, all or any part of the demised premises which Tenant desires to assign or sublet. Landlord, upon receipt of such notice, shall have the option, to be exercised within thirty (30) days from the date of the receipt of such notice, to require Tenant to execute an assignment of this Lease or sublease of the demised premises or such portion thereof as Tenant desires to sublet, to Landlord in its own name, with the right to sublease to others, or anyone designated by Landlord. If Landlord exercises such option and such assignment or sublease is at the rental specified in this Lease, Tenant shall be released of all further liability hereunder, from and after the effective date of such assignment or sublease, with respect to the demised premises included therein. If Landlord does not exercise such option within such time, Tenant may thereafter assign this Lease or sublet the demised premises involved, provided Landlord pursuant to Section 15.01 above consents thereto, but at a rental not less than offered to Landlord in the notice and not later than ninety (90) days after delivery of the aforesaid notice unless a further notice is given.

16.03 Any consent to any assignment, transfer, encumbrance, sublease or occupation or use by any other person which may be given by Landlord shall not constitute a waiver by Landlord of the provisions of this Article 15 or a release of Tenants of the full performance by it of the covenants herein contained.

16.04 Each assignee or transferee, other than Landlord, shall assume and be deemed to have assumed this Lease and shall be and remain liable jointly and severally with Tenant for the payment of the rent, additional rent and adjustments of rent, and for the due performance of all the terms, covenants, conditions and agreements herein contained on Tenant's part to be performed for the Term of this Lease; provided, however, that the assignee or transferee shall be liable to Landlord for rent only in the amount set forth in the assignment or transfer but not to exceed the rent specified in the Lease. No assignment shall be binding on Landlord unless such assignee or Tenant shall deliver to Landlord a counterpart of such assignment and an instrument in form acceptable to Landlord which contains a covenant of assumption by the assignee, but the failure or refusal of the assignee to execute such instruments of assumption shall not release or discharge the assignee from its liability as set forth above.

ARTICLE 17
EMINENT DOMAIN

17.01 If the interest of Landlord or Tenant or both in the entire demised premises, for all or any portion of the Term hereof shall be acquired or condemned by eminent domain for any public or quasi-public use or purpose, or in the event of a sale or transfer in lieu of such acquisition or condemnation, then and in that event, the Term of this Lease shall cease and terminate from the date of the vesting of title in such acquiring or condemning entity and Tenant shall have no claim against Landlord for the value of any unexpired Term of this Lease. If the interests of Landlord or Tenant or both in only a portion of the demised premises, for all or any portion of the Term hereof, shall be so acquired, condemned or transferred, the Term of this Lease shall cease and terminate as to the entire demised premises, at Landlord's option, exercisable by written notice to Tenant at any time prior to the eleventh day following the date of the vesting of title in such acquiring or condemning entity and Tenant shall have no claim against Landlord for the value of any unexpired Term of this Lease. If such option to terminate is not exercised by Landlord, then this Lease shall continue in full force and effect as to the remaining portion of the demised premises and a ratable adjustment of the rent payable by Tenant for the remaining portion of the demised premises shall be made based upon the footage of the remaining area. In any of the foregoing events, Landlord shall be entitled to all compensation and awards arising out of or in connection with such condemnation or acquisition except that nothing herein contained shall be deemed to prevent Tenant from recovering from the condemning authority compensation for the taking of personal property or fixtures belonging to it or for interruption or damage to its business or for moving or other expenses to the extent any of the same are compensable by law.

ARTICLE 18
SUBORDINATION

18.01 This Lease shall be subject and subordinate at all times to all ground or underlying leases which now exist or may hereafter be executed affecting the Building or any part thereof, and to the lien of any mortgages or deeds of trust in any amount or amounts whatsoever now or hereafter placed on or against the Building or any part thereof or on or against Landlord's interest or estate therein or on or against any ground or underlying lease without the necessity of having further instruments on the part of Tenant to effectuate such subordination; provided, however, that so long as Tenant is not in default hereunder, this Lease shall not be terminated or the possession of Tenant affected in the event such ground or underlying lease is terminated or any such mortgage or deed of trust is foreclosed. In the event of such termination or foreclosure Tenant shall automatically be and become Tenant of the successor in interest to Landlord and shall attorn to such successor in interest, and shall, at the request of such successor in interest, enter into a new Lease for the balance of the Term hereof then remaining on the same terms and conditions as are contained in this Lease.

18.02 Tenant agrees, at any time, and from time to time, upon not less than fifteen (15) days' prior notice by Landlord to execute, acknowledge and deliver to Landlord, a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), and the dates to which the rent, additional rent and other charges have been paid, and stating whether or not to the best knowledge of the signer of such certificate Landlord is in default in performance of any covenant, agreement, term, provision or condition contained in this Lease and, if so, specifying each such default of which the signer may have knowledge, it being intended that any such statement delivered pursuant thereto may be relied upon by any prospective purchaser or lessee of the Building or any part thereof, any mortgagee or prospective mortgagee thereof, or any prospective assignee of any mortgage thereof. Tenant also agrees to execute and deliver from time to time such estoppels certificates as an institutional lender may require with respect to this Lease.

ARTICLE 19
COMPLIANCE WITH LAW; INSURANCE

19.01 Tenant shall not use the demised premises or permit anything to be done in or about the demised premises which will in any way conflict with any law, statute, ordinance or governmental rule or regulation now in force, or which may hereafter be enacted or promulgated. Tenant shall at its sole cost and expense promptly comply with all laws, statutes, ordinances and governmental rules, regulations, or requirements now in force or which may hereafter be in force and with the requirements of any board of fire underwriters or other similar body now and hereafter constituted relating to or affecting the condition, use or occupancy of the demised premises, excluding structural changes not related to or affected by Tenant improvements or acts. The final judgment of any court of competent jurisdiction or the admission of Tenant in any action against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any law, statute, ordinance or governmental rule, regulation or requirement, shall be conclusive of that fact as between Landlord and Tenant.

19.02 Tenant shall not do, omit to do, or permit to be done any act or thing upon the demised premises which will invalidate or be in conflict with any fire insurance policy covering part or all of the Building and the fixtures and property therein, and shall not do, omit to do, or permit to be done any act or thing upon the demised premises which shall or might subject Landlord to any liability or responsibility for injury to any person or persons or to property by reason of any such act or thing or omission.

19.03 If, as a result of any act or omissions by Tenant, the premium rate for fire insurance applicable to the Building shall be increased to an amount higher than it otherwise would be, Tenant shall reimburse Landlord for all increases of fire insurance premiums so caused; such reimbursement shall be additional rent, payable upon the first day of the month following any outlay by Landlord for such increased fire insurance premiums. In any action or proceeding between Landlord and Tenant, a schedule or "make-up" of rate for the Building or demised premises issued by the body making fire insurance rates for the Building or demised premises shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rate then applicable to the Building and demised premises.

19.04 Landlord and Tenant hereby grant to each other, on behalf of the insurer providing fire and extended coverage insurance to either of them covering the demised premises, improvements therein, and contents thereof, a waiver of any right of subrogation that any such insurer of any one party may acquire against the other party by virtue of payment of any such loss under such coverage, such waiver to be effective so long as each is empowered to grant such waiver under the terms of its insurance policy or policies involved without payment of additional premium. It is expressly agreed that with respect to damage from fire or other casualty or other events, the risks of which are insurable under standard fire and extended coverage insurance policies, Landlord and Tenant hereby release and waive any right to recovery from each other for any such damage whether or not such insurance is actually carried by the party sustaining the damage.

ARTICLE 20
INDEMNIFICATION OF LANDLORD

20.01 Except where Tenant has first notified Landlord, in writing, of the need for maintenance or repairs that are the obligation of Landlord, if any, pursuant to Article 11 (and then only after Landlord has had a reasonable period of time following its receipt of such notice within which to perform such maintenance or repairs), or where injury or damage was caused by Landlord's active gross negligence or willful misconduct, Landlord shall not be liable to Tenant and Tenant hereby waives all claims against Landlord for any injury or damage to any person or property in or about the demised premises by or from any cause whatsoever and without limiting the generality of the foregoing, whether caused by any defect in the demised premises or by water leakage of any character from the roof, walls, basement or other portion of the demised premises or the Building, or caused by gas, fire, oil, electricity or any cause whatsoever in, on or about the demised premises or the Building or any part thereof.

20.02 Tenant shall hold Landlord harmless from and defend Landlord against any and all claims or liability for any injury or damage to any person or property whatsoever occurring in, on or about the demised premises or any part thereof, and occurring in, on or about any facilities (including, without prejudice to the generality of the term "facilities," elevators, stairways, passageways or hallways) the use of which Tenant may have in conjunction with other tenants of the Building, when such injury or damage shall be caused in part or in whole by the neglect, fault of or omission of any duty with respect to the same by Tenant, its agents, servants, employees or invitees.

20.03 Without limiting or modifying the foregoing, Tenant shall reimburse Landlord for all expenses, damages and fines incurred or suffered by Landlord by reason of any breach, violation or nonperformance by Tenant or its agents, employees or invitees of any covenant, condition or provision of this Lease, or by reason of damage to persons or property caused by or resulting from Tenant's use or occupation of the demised premises or caused by or resulting from the negligence or improper conduct of Tenant or its agents, employees, or invitees.

20.04 Tenant shall immediately notify Landlord in writing in the event of any damage to or any defective condition of the demised premises or of any injury to persons or damage to property occurring in or about the demised premises.

ARTICLE 21
DAMAGE AND DESTRUCTION - FIRE OR OTHER CAUSE

21.01 If, during the term of this Lease or any extensions thereof, the Building or the demised premises shall be totally destroyed by fire or any other casualty, or partially damaged or destroyed by fire or any other casualty so as to render the Building or the demised premises untenantable or unfit for occupancy, or if the Building or the demised premises are declared unsafe or unfit for occupancy by any authorized public authority for any reason, and if, in any of the foregoing circumstances, it appears that such damage or destruction or unfitness cannot be fully repaired and restored within three (3) calendar months (utilizing only normal working hours without overtime or extraordinary expense) after the occurrence of such fire or other casualty or such declaration, Landlord may terminate this Lease, effective as of the date of the occurrence of such fire or other casualty or such declaration, by giving Tenant written notice of such termination within thirty (30) days after the occurrence of such fire or other casualty of such declaration. In the event of any such fire or other casualty or such declaration, if by reason of any laws, ordinances or regulations then in effect, the Building or the demised premises cannot, without extraordinary cost, be repaired and restored as a building of the same class as it was prior to such fire or other casualty or such declaration (without regard to the length of time necessary for such repair and restoration), or in the event of any such fire or other casualty or such declaration during the last year of the Term of this Lease, then and irrespective of the time

within which the Building or the demised premises can be repaired and restored, Landlord may, at any time within thirty (30) days after the occurrence of such fire or other casualty or such declaration, terminate this Lease, effective as of the date of the occurrence of such fire or other casualty or such declaration, by giving written notice of termination to Tenant. In the event of any termination as herein provided, Tenant shall forthwith surrender the demised premises to Landlord.

In the event of any damage or destruction as aforesaid, and if this Lease is not terminated by Landlord as herein provided, Landlord shall proceed with reasonable diligence to repair and restore the demised premises to substantially the condition in which they were immediately prior to the occurrence of such fire or other casualty or such declaration with such changes as may be required by or under by law, ordinance or regulations then in effect.

If the demised premises shall be partially damaged but shall nevertheless be tenantable and fit for occupancy, and if this Lease is not terminated by Landlord as herein provided, there shall be no abatement of rent and Landlord agrees to repair or restore the same with reasonable promptness.

21.02 During such period as all or any portion of the demised premises are untenantable and unfit for occupancy as a result of any such fire or other casualty or such declaration, then the rent shall be ratably abated (based on footage of the area affected) until the demised premises shall be repaired or restored. Notwithstanding anything to the contrary herein contained, there shall be no abatement in rent if the cause of such fire or other casualty or such declaration shall have originated in the demised premises unless such fire or other casualty or such declaration shall have been caused by or be the result of negligence of Landlord, nor shall there in any event, be any abatement in rent if such fire or other casualty or such declaration regardless of point of origin shall have been caused by or be the result of the negligence or improper conduct of Tenant or its agents, employees or invitees. Furthermore, there shall be no abatement in rent for any time required to repair or replace any property of Tenant's or to make any alterations, additions or improvements to be made by or at the expense of Tenant.

21.03 Except as otherwise provided in this Lease, if the demised premises shall be damaged by fire or any other casualty, repairs or restoration undertaken by Landlord shall be done by Landlord at its expense, except that any repairs or restoration made to Tenant's alterations, additions or improvements shall be performed by Landlord at the expense of Tenant, and any repairs or restorations to property which Tenant is entitled to remove pursuant to Paragraph 8.02 shall be made by Tenant at its own expense.

21.04 Notwithstanding anything contained herein the contrary, any damage caused by the negligence or improper conduct of Tenant or its agents, employees or invitees shall be immediately repaired by Tenant at no expense to Landlord.

21.05 Notwithstanding anything contained in this Article 20 to the contrary, Tenant shall in no event be entitled to compensation or damages on account of annoyance or inconvenience arising out of the making of any repairs or restoration or on account of any destruction or casualty or on account of any termination of this Lease.

21.06 In the event of any damage to the demised premises, the provisions of Section 1932, Subdivision 2, and of Section 1933, Subdivision 4, of the California Civil Code are hereby waived.

ARTICLE 22
INSURANCE

22.01 Tenant shall, during the term hereof and any other period of occupancy, at its sole cost and expense, keep in full force and affect the following insurance:

(i) Standard form property insurance insuring against the perils of fire, extended coverage, vandalism, malicious mischief, special extended coverage ("all-risk") and sprinkler leakage. This insurance policy shall be upon all property owned by Tenant, for which Tenant is legally liable or that was installed at Tenant's expense, and which is located in the Building including, without limitation, furniture, fittings, installations, fixtures (other than Tenant improvements installed by Landlord), and any other personal property, in an amount not less than ninety percent (90%) of the full replacement cost thereof. In the event that there shall be a dispute as to the amount, which comprises full replacement cost, the decision of Landlord or any mortgagees of Landlord shall be conclusive. This insurance policy shall also be upon direct or indirect loss of Tenant's earnings attributable to Tenant's inability to use fully or obtain access to the Premises or Building in an amount as will properly reimburse Tenant. Such policy shall name Landlord and any mortgagees of Landlord as insured parties, as their respective interests may appear.

(ii) Comprehensive General Liability Insurance insuring Tenant against any liability arising out of the lease, use, occupancy or maintenance of the premises and all areas appurtenant thereto. Such insurance shall be in the amount of $1,000,000 Combined Single Limit for injury to, or death of one or more persons in an occurrence, and for damage to tangible property (including loss if use) in an occurrence, with such liability amount to be adjusted from year to year to reflect increases in the Consumer Price Index. The policy shall insure the hazards of premises and operations, independent contractors, contractual liability (covering the indemnity contained in Paragraph 18 hereof) and shall (1) name Landlord as an additional insured, (2) contain a cross liability provision, and (3) contain a provision that "the insurance provided the Landlord hereunder shall be primary and non-contributing with any other insurance available to the Landlord."

(iii) Workers' Compensation and Employer's Liability insurance (as required by state law).

(iv) Any other form or forms of insurance as Tenant or Landlord or any mortgagees of Landlord may reasonably require from time to time in form, in amounts and for insurance risks against which a prudent tenant would protect itself.

22.02 All policies shall be written in a form satisfactory to Landlord and shall be taken out with insurance companies holding a General Policyholders Rating of "A" and a Financial Rating of "X" or better, as set forth in the most current issue of Bests Insurance Guide. Within ten (10) days after the execution of this Lease, Tenant shall deliver to Landlord copies of policies or certificates evidencing the existence of the amount and forms of coverage satisfactory to Landlord. No such policy shall be cancelable or reducible in coverage except after thirty (30) days prior written notice to Landlord Tenant shall, within ten (10) days prior to the expiration of such policies, furnish Landlord with renewals or "binders" thereof, or Landlord may order such insurance and charge the cost thereof to Tenant as additional rent. If Landlord obtains any insurance that is the responsibility of Tenant under this section,

Landlord shall deliver to Tenant a written statement setting for the cost of any such insurance and showing in reasonable detail the manner in which it has been computed.

ARTICLE 23
BANKRUPTCY OR INSOLVENCY

23.01 If at any time prior to the commencement date there shall be filed by or against Tenant in any Court pursuant to any statute of either the United States or any state, a petition in bankruptcy or insolvency or for reorganization or for the appointment of receiver or trustee of all or a portion of Tenant's property, and within sixty (60) days thereof Tenant fails to secure a discharge thereof, or if Tenant makes an assignment for the benefit of creditors or petitions for or enters into an arrangement, this Lease shall ipso facto be canceled and terminated, effective upon the expiration of said period of sixty (60) days or immediately upon any such assignment or the entering into or petitioning for an arrangement. In the event of such cancellation and termination, neither Tenant nor any person claiming through or under Tenant or by virtue of any statute or of an order of any Court shall be entitled to possession of the demised premises.

23.02 If on the commencement date or if at any time during the Term hereof, there shall be filed by or against Tenant in any court pursuant to any statute of either the United States or any state, a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of Tenant's property, and within sixty (60) days thereof Tenant fails to secure a discharge thereof, or if Tenant makes an assignment for the benefit of creditors or petitions for or enters into an arrangement, this Lease, at the option of Landlord, exercisable within a reasonable time after notice of the happening of any one or more of such events, may be canceled and terminated, effective as of the expiration of said period of sixty (60) days or as of such assignment or the entering into petitioning for such arrangements, in which event neither Tenant nor any persons claiming through or under tenant by virtue of any statute or of an order of any Court shall be entitled to possession or to remain in possession of the demised premises but shall forthwith quit and surrender the demised premises.

23.03 In the event of the termination of this Lease pursuant to Paragraphs 23.01 or 23.02, Landlord shall notwithstanding any provision of this Lease to the contrary, be entitled to recover from Tenant immediately as and for damages, an amount equal to the excess, if any, of the rent reserved hereunder for the expired portion of the Term hereof over the then fair and reasonable rental value of the demised premises for the same period. If the demised premises or any part thereof be relet by Landlord for the unexpired Term of this Lease, or any part thereof, before presentation of proof of such damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall be prima facie evidence of the fair and reasonable rental value during the term of the reletting for the part of the whole of the demised premises so relet. Nothing herein contained shall limit or prejudice the right of Landlord to prove for and obtain as damages by reason of such termination an amount equal to the maximum allowed by any statute

or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above. In no event shall this Lease be assigned or assignable by operation of law or by voluntary or involuntary bankruptcy, proceedings or otherwise and in no event shall this Lease or any rights or privileges hereunder be an asset of Tenant under any bankruptcy, insolvency, or reorganization proceedings.

ARTICLE 24
DEFAULT, REMEDIES OF LANDLORD

24.01 If (a) Tenant shall fail to pay the rent reserved herein or any other amounts payable by Tenant to Landlord and such failure shall continue for five (5) days after notice from Landlord of such failure or (b) Tenant shall fail to move into and occupy the demised premises promptly after the commencement of the Term hereof, or (c) Tenant shall thereafter during the Term hereof permit the demised premises to become vacant or deserted and Tenant shall fail to reoccupy the demised premises within twenty (20) days after notice from Landlord to do so, or (d) Tenant shall default in the performance of any other of its obligations under this Lease and shall fail to cure such default within ten (10) days after notice from Landlord specifying the default complained of, or, if such default is of a nature that it cannot be cured within ten (10) days, if Tenant shall not commence the cure of such default during such ten (10) day period and thereafter proceed diligently with the cure thereof, or (e) any attachment or execution shall be issued against Tenant or Tenant's property whereby the demised premises shall be taken or occupied or attempted to be taken or occupied by someone other than Tenant and such attachment or execution shall not be released within thirty (30) days, THEN, in any of the above listed events, in addition to any and all other rights and remedies Landlord may have under this Lease or by law, Landlord may, without notice or demand, at any time re-enter the demised premises. Tenant shall nevertheless remain liable for all of its obligations hereunder, including liability for the rent reserved, hereby, whether or not the demised premises be relet, and shall also be liable for payment upon demand of all expenses, damages and costs, including, but not limited to, attorneys' fees and brokerage, to which Landlord may be put by reason of its re-entry, protecting or caring for the demised premises or endeavoring to relet the same. Upon taking possession of the demised premises, Landlord may, at its option, remove all of Tenant's property there from and store the same in a public warehouse or elsewhere at the cost of and for the account of Tenant. No such re-entry, nor any reletting under Paragraph 23,02 hereof shall be deemed to constitute a surrender or termination of this Lease or of any rights reserved by Landlord hereunder, nor a release of Tenant from any of its obligations hereunder, unless Landlord shall specifically notify Tenant in writing to that effect. Such reletting shall not preclude Landlord from thereafter at any time terminating this Lease as herein provided.

24.02 After the occurrence of any of the events referred to in Paragraph 24.01 hereof:

(a) Landlord may, at its option, make any alterations or repairs as it may deem advisable to put the demised premises in good order or to relet the same, and may relet the demised premises, at any time and from time to time, for any period or periods of time (whether less than, equal to, or greater than the unexpired Term hereof) as it may deem advisable. In the event of such a reletting, Tenant shall forthwith pay to Landlord any unpaid rent and all other amounts payable to Landlord hereunder through the date of such reletting and shall also pay upon demand the costs and expenses of re-entry, of all alterations and repairs, and of reletting, including but not limited to attorneys' fees and brokerage; and in addition, upon the first day of each calendar month during the portion of the Term hereof not therefore elapsed, Tenant shall pay to Landlord an amount equal to the excess, if any, of the rental reserved hereby for such calendar month over the, amount received therefore by Landlord.

b) Landlord may, at its option, either before or after any re-entry or reletting under Paragraph 23.01 or 23.02 hereof, declare the Term hereof ended and this Lease terminated and may recover from Tenant:

(i) The worth at the time of award of the unpaid rent which had been earned at the time of termination;

(ii) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Tenant proves could have been reasonably avoided;

(iii) The worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rental loss that the Tenant proves could be reasonably avoided; and

(iv) Any other amount necessary to compensate Landlord for all the detriment approximately caused by the Tenant's failure to perform his obligations under the Lease or which in the ordinary course of things would be likely to result there from, including reasonable attorneys' fees.

The "worth at the time of award" of the amounts referred to in paragraphs (i) and (ii) above is computed by allowing interest at the rate of 10% per annum. The worth at the time of award of the amount referred to in paragraph (iii) above is computed by discounting such amount at the discount rate of the Federal Bank of San Francisco at the time of award plus 1%. Nothing herein contained shall limit or prejudice the right of Landlord to sue for and obtain as damages by reason of such termination an amount equal to the maximum allowed by statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater than, equal to, or less than the amount of the excess referred to above.

24.03 In the event of the exercise by Landlord of any one or more of its rights and remedies under this Article 23, Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws, and further releases Landlord and its agents and representatives from any and all claims, demands and liabilities by reason of such exercise by Landlord.

24.04 Tenant hereby waives all claims and demands against Landlord for damages or loss arising out of or in connection with any re-entering and taking possession of the demised premises as hereinabove provided in this Article 23; and waives all claims and demands for damages or loss arising out of or in connection with any destruction of or damage to the demised premises or for any loss of property belonging to Tenant or to any other person, firm or corporation which may be in or upon the demised premises at the time of such re-entry.

24.05 The various rights, options, elections, powers and remedies of Landlord contained in this Lease shall be cumulative, and no one of them shall be deemed to be exclusive of any of the others or of any right or priority allowed by law or in equity.

ARTICLE 25
ATTORNEYS' FEES AND COSTS

25.01 If Tenant shall default in the observance or performance of any term or covenant on Tenant's part to be observed or performed under or in connection with this Lease, and shall not have cured such default within the respective periods specified in Article 23, Landlord may, but without obligation so to do, immediately or at any time thereafter, perform the same for the account of Tenant, and if Landlord makes expenditures or incurs any obligation for the payment of money in connection therewith, including but not limited to attorneys' fees in instituting, prosecuting or defending any action or proceeding, such sums paid or obligations incurred, with interest thereon at the then maximum lawful rate, shall be deemed to be additional rent hereunder and shall be paid by Tenant to Landlord within five (5) days after rendition of a bill to Tenant therefore.

25.02 In the event of any action at law or in equity between Landlord and Tenant to enforce any of the provisions and/or rights hereunder, the unsuccessful party to such litigation covenants and agrees to pay to the successful party all costs and expenses, including reasonable attorneys' fees incurred therein by such successful party, which shall be included in and as a part of such judgment. Should either Landlord or Tenant, by reason of this Lease and without fault on its part, be made a party to any litigation instituted by or against the other, then said party so named as a party to said litigation shall be entitled to receive from the other party all costs, expenses and reasonable attorneys' fees incurred in or in connection with such litigation.

ARTICLE 26
NO REPRESENTATIONS BY LANDLORD

26.01 Tenant acknowledges that neither Landlord nor any of Landlord's agents, representatives, employees or officers has made any representations or promises with respect to the Building or the demised premises except as herein expressly set forth. Tenant acknowledges that it has not executed this Lease in reliance upon any representations or promises of Landlord or Landlord's agents, representatives, employees or officers with respect to the Building or the demised premises except as herein expressly set forth.

ARTICLE 27
NO WAIVER

27.01 No agreement to accept a surrender of this Lease shall be valid unless in writing and signed by Landlord. No employee, or agent or representative of Landlord shall have any power or authority by receipt of the keys of the demised premises prior to the termination of this Lease, to accept the same as a surrender of the demised premises. The delivery of keys to any employee, agent or representative of Landlord shall not operate as a termination hereof or as a surrender of the demised premises. In the event Tenant at any time desires to have Landlord sublet the premises for Tenant's account, Landlord and Landlord's employees, agents, representatives and officers are authorized to receive said keys for such purposes without releasing Tenant from any of its obligations hereunder. The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease or any of the Rules and Regulations set forth herein or hereafter adopted by Landlord, shall not be deemed a waiver of Landlord of its right to such redress for a prior, concurrent or subsequent violation of the same or any other covenant, condition, Rule, or Regulation or subsequently to insist upon strict performance of any covenant or condition of this Lease or any of the Rules and Regulations set forth herein or hereafter adopted by Landlord. The receipt by Landlord of rent with knowledge of any proceeding breach by Tenant of any covenant, term or condition of this Lease (other than the failure of Tenant to pay the particular rent so accepted) shall not be deemed a waiver of such breach. The failure of Landlord to enforce any of the Rules and Regulations set forth herein or hereafter adopted against Tenant or any other tenant in the Building shall not be deemed a waiver of any said Rules and Regulations. No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing and signed by Landlord. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed

to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other right or remedy provided herein or at law or in equity.

ARTICLE 28
WAIVER OF TRIAL BY JURY

28.01 Landlord and Tenant do hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, or Tenant's use or occupancy of the demised premises.

ARTICLE 29
INABILITY TO PERFORM

29.01 If, by reason of a strike, labor troubles, act of God or other cause outside Landlord's control, including but not limited to governmental, preemption in connection with a national emergency, any rule, order or regulation of any governmental agency, or conditions of supply and demand which are affected by war (whether or not declared by Congress) or other emergency, Landlord shall be unable to fulfill its obligations under this Lease or shall be unable to supply any service which Landlord is obligated to supply, this Lease and Tenant's obligation to pay rent hereunder shall in no wise be affected, impaired or excused except as specifically provided in Paragraph 29.02.

29.02 In the event that Landlord shall be unable to deliver possession of the demised premises at the time herein specified for any reason mentioned in Paragraph 29.01, then Landlord shall have no liability for damages, and the commencement date hereof shall not be in any way affected; provided, however, that Tenant's liability for rent hereunder shall not commence until the day on which the demised premises become available to Tenant and that the Term hereof shall be extended by a number of days equal to the aggregate of the following: the number of days between the commencement date hereof and the day on which the demised premises become available to Tenant plus the day upon which the Term hereof commences.

ARTICLE 30
AGENCY

30.01 Landlord covenants and agrees that at any time when the Building is owned by more than one person, firm or corporation, Landlord will designate and constitute an agent (who may be, but it is not required to be, one of such owners) who shall be authorized to act for and on behalf of Landlord in connection with all matters pertaining to this Lease with full power and authority to receive notices and to collect and receive the rent and all other amounts payable by Tenant hereunder, provided, however, that nothing contained in this Article 29 shall be construed to prevent Landlord from directing the payment of rent or any other payment payable by Tenant to a person other than such agent by giving notice to Tenant hereunder. Notwithstanding any change in the interest of Landlord, Tenant shall be authorized to treat any such agent as the agent for Landlord until Tenant shall have been given written notice of the revocation of such agent's authority, and, if the Building shall then be owned by more than one person, firm or corporation, of the appointment of another agent for Landlord.

ARTICLE 31
SUCCESSORS AND ASSIGNS

31.01 The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefits of Landlord and Tenant and, except as otherwise provided in this Lease, their respective successors and assigns.

ARTICLE 32
RULE AGAINST PERPETUITIES

32.01 In the event that the Term hereof does not commence within twenty-one (21) years after the death of the last to survive of all the individual persons who have fixed their signatures in any capacity to this Lease, then this Lease shall be null and void and of no further force and effect. In no event shall the Term hereof continue beyond the period of time permitted by Section 718 of the Civil Code of the State of California or any similar statute now or hereafter in effect.

ARTICLE 33
EXCISE TAX

33.01 Tenant shall assume and pay to Landlord at the time of paying the rent any excise, sales, gross receipts or other taxes (other than a net income or excess profits tax) which may be imposed on or measured by such rent or may be imposed on or on account of the letting and which Landlord may be required to pay or collect under any law now in effect or hereafter enacted.

ARTICLE 34
PERSONAL PROPERTY TAX

34.01 Tenant shall be liable for and pay prior to delinquency all taxes levied against Tenant's personal property and all trade fixtures and improvements placed or affixed by Tenant in, on, or about the demised premises, including but not limited to equipment, furniture, shelves, counters, machines, vaults doors, wall safes, partitions, fixtures and supplies. If any such taxes are levied against Landlord or Landlord's property and if Landlord pays the same (Landlord hereby being granted the right, but not undertaking the obligation, to do so regardless of the validity or correctness of such levy), or if the assessed value of the Building is increased by the inclusion therein of a value placed upon such property of Tenant and if Landlord pays the taxes based on such increased assessment (Landlord hereby being granted the right, but not undertaking the obligation, to do so regardless of the validity or correctness of such levy), Tenant shall pay to Landlord the amount of all such taxes paid by Landlord immediately upon Landlord's demand therefore.

ARTICLE 35
NO MERGER

35.01 The voluntary or other surrender of this Lease by Tenant or a mutual cancellation thereof shall not work a merger and shall, at Landlord's option, either terminate all or any existing subleases or sub tenancies or operate as an assignment to Landlord of any or all of such subleases or sub tenancies.

ARTICLE 36
END OF TERM

36.01 Upon the expiration or other termination of the Term hereof, Tenant shall quit and surrender the demised premises to Landlord, broom clean, in good order and condition, ordinary wear excepted, and Tenant shall remove all of its property and shall repair any damage to the demised premises and the Building caused by such removal.

36.02 Tenant's obligation to observe and perform the terms and conditions of this Lease shall survive the expiration or other termination of the Term hereof.

36.03 In the event of termination of this Lease in any manner whatsoever, Tenant shall forthwith remove Tenant's goods and effects and those of any other persons claiming under Tenant, unless Landlord exercises his option to have any subleases or sub tenancies assigned to him, and quit and deliver up the demised premises to Landlord peaceably and quietly in as good order and condition as the same are now or hereafter may be improved by Landlord or Tenant, reasonable use and wear thereof and repairs which are Landlord's obligations excepted. Goods and effects not removed by Tenant at the termination of this Lease, (or within forty-eight (48) hours after a termination by reason of Tenant's default), shall be considered abandoned and Landlord may dispose of the same as it deems expedient, including storage in a public warehouse or elsewhere at the cost and for the account of Tenant, but Tenant shall promptly upon demand reimburse Landlord for any expenses incurred by Landlord in connection therewith. All alterations, installations, additions, improvements and floor covering made and installed for Tenant by Landlord at Landlord's expense shall remain Landlord's property, whether movable or not, and Tenant shall be responsible for the maintenance thereof, normal wear and tear excepted, and Tenant shall not remove said property without the written consent of Landlord.

36.04 Tenant shall, at least ninety (90) days before the last day of the Term hereof, give to Landlord a written notice of intention to surrender the demised premises on that date, but nothing contained herein shall be construed as an extension of the Term hereof or as consent of Landlord to any holding over by Tenant.

ARTICLE 37
SALE BY LANDLORD

37.01 In the event of a sale or conveyance by Landlord of the Building, the same shall operate to release Landlord from any future liability upon any of the covenants or conditions, express or implied, herein contained in favor of Tenant, and in such event Tenant agrees to look solely to the responsibility of the successor in interest of Landlord in and to this Lease. This Lease shall not be affected by any such sale, and Tenant agrees to attorn to the purchaser or assignee.

ARTICLE 38
MISCELLANEOUS

38.01 Words of any gender used herein shall include any other gender and singular words include the plural and vice versa, and "person" includes persons, firms and corporations and all other types of entities or organizations, unless in each case the sense is otherwise required. The term "Landlord" as used herein means only the owner for the time being of the demised premises. If there be more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several.

38.02 If Tenant shall hold over after the expiration of the Term of this Lease with the consent of Landlord, express or implied, such tenancy shall be from month to month only and shall not be a renewal hereof, and Tenant agrees to pay rent and all other charges as herein provided and also to comply with all of the terms, covenants and conditions for the time Tenant holds over.

38.03 Time is of essence of the obligations of the parties hereto.

38.04 This Lease contains the entire agreement between the parties hereto with respect to the subject matter hereof.

38.05 This Agreement shall be governed by the Laws of the State of California.

38.06 The captions are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this Lease or the intent of any provision thereof.

ARTICLE 39
NOTICES, REQUESTS AND DEMANDS

39.01 All notices, requests or demands herein provided to be given or made, or which may be given or made by either party to the other in connection herewith, shall be given or made only in writing and shall be mailed, telegraphed or cabled as hereinafter provided, and shall be deemed to have been duly given and made forty-eight (48) hours after the same is enclosed in a sealed envelope and deposited in any domestic post office or branch post office regularly maintained by the United States government, certified or registered mail, return receipt requested, postage prepaid, and addressed to Landlord at the address first hereinabove given or addressed to Tenant at either the address first hereinabove given or the demised premises. The address to which notices or demands may be given or made to either party may be changed by written notice given by such party to the other pursuant to this Article 39.

ARTICLE 40
BROKERS

40.01 Tenant and Landlord warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, except JLL representing the Tenant and Colliers International representing the Landlord, and that it knows of no other real estate broker or agent who is or might be entitled to a commission in connection with this Lease. If Tenant has dealt with any other person or real estate broker with respect to this leasing or renting space in the Building, Tenant shall be solely responsible for the payment of any fee due said person or firm and Tenant shall hold Landlord free and harmless against any liability in respect thereto, including attorney's fees and costs.

ARTICLE 41
ADDENDUM

1) Rent Abatement- Month two basic rent (2) shall be abated.

2) Option to Renew- Tenant shall have one (1) five (5) year option to renew at fair market rent for comparable office building in La Jolla.

3) Tenant Improvements- Landlord at Landlord's expense, utilizing building standard material, shall provide improvements to the Premises outlined in Exhibit C.

4) Mail Service- The USPS currently does not deliver mail directly to Suite 525. Landlord has made a request to the USPS to recognize Suite 525 as a deliverable address, but Landlord cannot guarantee the USPS will honor this request. Tenant is welcome to have their mail delivered to suite 250 so long as Landlord remains the building owner.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease the day and year first above written.

TENANT: *CTI Clinical Trial Services, Inc.*
An Ohio Corporation

By [signature]

LANDLORD: La Jolla Financial Building, LLC
A California Limited Liability Company
1200 Prospect Street
La Jolla, CA 92037

By [signature]
Kevin Kelly, Managing Member

All rent checks and correspondences to be sent to:

La Jolla Financial Building, LLC
C/O La Jolla Financial, Inc.
1200 Prospect Street, Suite 250
La Jolla, CA 92037

APPROVED JMS

EXHIBIT A
PREMISES


PRIVATE OFFICE
PRIVATE OFFICE
PRIVATE OFFICE
PRIVATE OFFICE
PRIVATE OFFICE
PRIVATE OFFICE
PRIVATE OFFICE
PRIVATE OFFICE
BALCONY
BALCONY

EXHIBIT B
RULES AND REGULATIONS

1. No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed or printed or affixed on or to any part of the outside or inside of the Building without the written consent of Landlord first had and obtained. Landlord shall have the right to remove any such sign, placard, picture, advertisement, name or notice, unless Landlord has given written consent, without notice to and at the expense of Tenant. Landlord shall not be liable in damages for such removal unless the written consent of Landlord has been obtained.

All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by Landlord or by a person selected by Landlord in a manner and style acceptable to Landlord.

Tenant shall not use any blinds, shades, awnings, or screens in connection with any window or door of the demised premises unless approved in writing by Landlord. Tenant shall not use any drape or window covering facing any exterior glass surface other than the standard mini-blinds established by Landlord.

2. No Tenant shall obtain for use upon the demised premises ice, drinking water, waxing, cleaning, interior glass polishing, rubbish removal, towel and other similar services or accept barbering or bootlicking or coffee cart services, milk, soft drinks or other like services on the demised premises, except from persons authorized by Landlord and at the hours and under regulations fixed by Landlord. No vending machines or machines of any description shall be installed, maintained or operated upon the demised premises without the prior written consent of Landlord.

No person shall be allowed to carry beverages, food, food containers, etc., on any passenger elevator. The transportation of such items shall be via the service elevator in such manner as prescribed by Landlord.

Canvassing, soliciting and peddling within the entire complex is prohibited unless specifically approved by Landlord and each Tenant shall cooperate to prevent such activity.

3. The bulletin board or directory of the Building shall be provided exclusively for the display of the name and location of Tenant only and Landlord reserves the right to exclude any other names there from and otherwise limit the number of listings thereon.

4. The sidewalks, halls, passages, exits, entrances, elevators and stairways shall not be obstructed or used by any Tenant for any purpose other than for ingress to and egress from its demised premises. The halls, passages, exits, entrances, elevators, stairways, balconies and roof are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence in the judgment of Landlord shall be prejudicial to the safety, character, reputation and interests of the Building and its Tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom Tenant normally deals in the ordinary course of Tenant's business unless such persons are engaged in illegal activities. No Tenant and no employees or invitees of any Tenant shall go upon the roof of the Building.

5. Each Tenant, upon termination of the tenancy, shall deliver to Landlord the keys of offices, rooms and toilet rooms which shall have been furnished Tenant or which Tenant shall have had made, and in the event of loss of any keys so furnished, shall pay Landlord therefore. Tenant shall not alter any lock nor install any new or additional locks or any bolts on any door of the demised premises without the written consent of Landlord.

6. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by Tenant who, or whose employees or invitees, shall have caused it.

7. Tenant shall not overload the floor of the demised premises or mark, drive nails, screw or drill into the partitions, woodwork or plaster or in any way deface the demised premises or any part thereof.

8. No furniture, packages, supplies, merchandise, freight or equipment of any kind shall be brought into the Building without the consent of Landlord. All moving of the same into or out of the Building shall be via the Building's freight handling facilities, unless otherwise directed by Landlord, at such time and in such manner, as Landlord shall prescribe. No hand trucks or vehicles (other than a wheelchair for an individual) shall be used in passenger elevators. Any hand trucks permitted in the building must be equipped with soft rubber tires and side guards.

9. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy equipment brought into the Building and also the times and manner of moving the same in and out of the Building. Tenant shall not install or use any machinery, which may cause any noise, jar or tremor to the floors and walls. Articles of unusual size and weight will not be permitted in the Building.

Safes or other heavy objects shall, if considered necessary by Landlord; stand on a platform of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property from any cause, and all damage done to the Building by moving or maintaining any such safe or other property shall be repaired at the expense of Tenant.

10. Tenant shall not employ any person or persons other than the janitor of Landlord for the purpose of cleaning the demised premises unless otherwise agreed to by Landlord. Except with the written consent of Landlord no person or persons other than those approved by Landlord shall be permitted to enter the Building for the purpose of cleaning the same. Tenant shall not cause any unnecessary labor by reason of Tenant's carelessness or indifference in the preservation of good order and cleanliness. Landlord shall in nowise be responsible to any Tenant for any loss of property on the demised premises, however occurring, or for any damage done to the effects of any Tenant by the janitor or any other employee or any other person. Janitor service shall include ordinary dusting and cleaning by the janitor assigned to such work and shall not include shampooing of carpets or rugs or moving of furniture or other special services. Janitor service will not be furnished on nights when rooms are occupied after 9:30 P.M. Window cleaning shall be done only by Landlord.

11. Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the demised premises, or permit or suffer the demised premises to be occupied or used in any manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odor and/or vibrations, or interfere in any way with other Tenants or those having business therein, nor shall any animals, birds or reptiles be brought in or kept in or about the demised premises of the Building.

Tenant shall not use or keep in the demised premises or the Building any kerosene, gasoline or inflammable, explosive or combustible fluid or material, or use any method of heating or air-conditioning other than that supplied by Landlord.

12. No cooking shall be done or permitted by any Tenant on the demised premises, nor shall the demised premises be used for the manufacture or storage of merchandise, for washing clothes, for lodging, or for any improper, objectionable or immoral purposes. Tenant shall not conduct any auction on the demised premises. Landlord reserves the right to expel or exclude from the Building any person who, in the judgment of the Landlord, is intoxicated or under the influence of liquor or drugs, or shall do any act in violation of the rules and regulations of the Building.

13. Landlord will direct electricians as to where and how telephone and telegraph wires are to be introduced. No boring or cutting for wires or stringing of wires will be allowed without written consent of Landlord. The location of telephones, call boxes and other office equipment affixed to the demised premises shall be subject to the approval of Landlord.

14. No Tenant shall lay linoleum, tile, carpet or other similar floor covering so that the same shall be affixed to the floor of the demised premises in any manner except as approved by Landlord. The expenses of repairing any damage resulting from a violation of this rule or removal of any floor covering shall be borne by Tenant by whom, or by whose contractors, employees or invitees, the damage shall have been caused.

15. Landlord reserves the right to close and keep locked all entrance and exit doors and otherwise regulate access of all persons to the halls, corridors, elevators and stairways in the Building on Sundays and legal holidays and on other days between the hours of 6:00 P.M. and 8:00 A.M., and at such other times as Landlord may deem advisable for the adequate protection and safety of the Building, its Tenants and property in the Building.

Landlord may refuse admission to the Building outside of ordinary business hours to any person not known to the watchman in charge or not having a pass issued by Landlord or not properly identified, and may require all persons admitted to or leaving the Building outside of ordinary business hours to register. Landlord shall in no case be liable for damages for any error with regard to the admission or exclusion from the Building of any person. Any person, whose presence in the Building at any time shall, in the sole judgment of Landlord, be prejudicial to the safety, character, reputation and interests of the Building or its Tenant may be denied access to the Building or may be ejected there from. Landlord may require any person leaving the Building with any package or other object to exhibit a pass from Tenant from whose demised premises the package or object is being removed, but the establishment and enforcement of such requirement shall not impose any responsibility on Landlord for the protection of any Tenant against the removal of property from the demised premises of Tenant.

16. Tenant shall see that the doors of the demised premises are closed and securely locked before leaving the Building and must observe strict care and caution that all water faucets or water apparatus are entirely shut off before Tenant or Tenant's employees leave the Building, and that all electricity, gas or air shall likewise be carefully shut off, so as to prevent waste or damage, and for any default or carelessness, Tenant shall make good all injuries sustained by other tenants or occupants of the Building or Landlord.

17. The requirements of Tenant shall be attended to only upon application at the office of the Building. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord.

18. Tenants shall cooperate with Landlord in obtaining maximum effectiveness of the cooling system by closing drapes when the sun's rays fall directly on windows of the demised premises. Tenant shall not obstruct, alter or in any way impair the efficient operation of Landlord's heating, ventilating and air-conditioning system and shall not place bottles, machines, parcels or any other articles on the fan coil unit enclosure so as to interfere with air flow. Tenant shall not tamper with or change the setting of any thermostats or temperature control valves.

19. Landlord shall have the rights, exercisable without notice and without liability to Tenant, to change the name and street addresses of the Building of which the demised premises are a part.

20. The word "Building" as used herein means the Building of which the demised premises are a part.

21. Landlord shall have the right to prohibit any advertising by any Tenant which, in Landlord's opinion, tends to impair the reputation of the Building or its desirability as a location for offices, and upon written notice from Landlord, any Tenant shall refrain from or discontinue such advertising.

22. All parking ramps and areas plus other public areas forming a part of the Building shall be under the sole and absolute control of Landlord with the exclusive right to regulate and control these areas. Tenant agrees to conform to the rules and regulations that may be established by Landlord for these areas from time to time.

23. Heating and air-conditioning as required for the comfortable use and occupancy of the demised premises shall be provided by Landlord from 8:00 A.M. until 6:00 P.M., business days, Monday through Friday and from 8:00 A.M. until 1:00 P.M. on Saturday. No heating and air-conditioning will be provided on Sundays and legal holidays. Landlord shall also furnish air-conditioning to Tenant after hours, in-so-far as the air-conditioning facilities in the building permit, at reasonable hourly rates, provided Tenant shall have given Landlord written notice 5 business days prior to the day that it wishes to have such service.

EXHIBIT C
TENANT IMPROVEMENTS


PRIVATE OFFICE (3)
(1)
PRIVATE OFFICE
PRIVATE OFFICE
(2)
PRIVATE OFFICE
BALCONY
PRIVATE OFFICE
PRIVATE OFFICE
PRIVATE OFFICE
PRIVATE OFFICE
PRIVATE OFFICE
BALCONY

(1) Demo wall and remove door
(2) Add sink, counters, upper/lower cabinets and small refrigerator to a mutually agreed upon location along the demising wall.
(3) Add wall mount and electric for TV
(4) Replace carpet with Matrexx, Metephor, Gladiator, Herringbone installation

Scope of work:

- Remove the office walls, windows and door as noted on the exhibit provided by LJF.
- Remove a window (2) in a private office. Frame in opening and drywall. (Completed)
- Remove all wallpaper in the suite. (Completed)
- Patch and repair drywall at removed walls, soffit and where wallpaper removed.
- Create a kitchen/conference room at the area that was a corridor before the walls were removed.
  - Add a new door to match existing for access to the kitchen/conference room from the suite including hardware to match existing.
  - Install approximately 10 linear feet of base and 10 linear feet of upper cabinets including a solid surface counter top, stainless steel sink, faucet, garbage disposal and area for under-counter refrigerator (refrigerator to be supplied by Tenant).
  - Note: The waste line for the sink will need to be extended approximately 10' and then connected to the waste line in the adjacent space. (Granite Escrow) This may involve furring out the wall to conceal the 2" abs line in it cannot be located in the demising wall.
  - Provide electrical in the kitchen for the garbage disposal, refrigerator and any lighting that needs to be added or relocated.
- Prep and paint all the walls in the entire suite. (Completed)
- Remove and replace any ceiling tiles that are water stained or damaged. (Completed)
- Final cleanup and removal of all construction related materials.
- Demolition and removal of the existing floor coverings and base.
- Supplying and installing new carpet and base.

CONSENT AND ACCEPTANCE

La Jolla Financial Building, LLC, a California Limited Liability Company, as Landlord under the Master Lease, hereby consents to the Sublease of the Master Lease as set forth above; provided, however, that such Sublease does not affect or release any liability of Sublandlord under the terms and obligations of the Master Lease.

This Consent and Acceptance of the foregoing Sublease shall not constitute a consent by Landlord to any further subletting or assignments of the entire or any portion of the Leased Premises.

"Landlord"

La Jolla Financial Building, LLC, a California Limited Liability Company

By: ______________________________

Printed: ___________________________

Title: _____________________________